EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Third Quarter
2011 Earnings and Dividend Declaration

Warren, Pennsylvania – October 24, 2011

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended September 30, 2011 of $16.7 million, or $0.17 per diluted share.  This represents an increase of $1.2 million, or $0.03 per diluted share over the same quarter last year when net income was $15.5 million, or $0.14 per diluted share, and an increase of $1.7 million, or $0.02 per diluted share compared to the quarter ended June 30, 2011 when net income was $15.0 million, or $0.15 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the current quarter were 5.62% and 0.83% compared to 4.72% and 0.76% for the same quarter last year and 4.81% and 0.74% for the quarter ended June 30, 2011.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.11 per share payable on November 17, 2011, to shareholders of record as of November 3, 2011.  This represents the 68th consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “We are pleased to report another solid quarter with fairly significant growth in earnings, earnings per share, loans, and core deposits. Despite the challenges of historically low interest rates and a flat yield curve, our net interest margin remains strong at 3.70% versus 3.63% last year. Finally, we continued our stock repurchase program during the quarter with 5,835,164 shares being purchased at an average price of $11.67. To date, we have repurchased 14,822,153 shares at an average price of $11.95. This has been accomplished with little dilution to tangible book value per share as the value was $10.28 at the start of the program on December 20, 2010 and had decreased to $10.17 as of September 30, 2011. During that time we paid cash dividends of $0.32 per share.”

Net interest income increased by $362,000, or 0.5%, to $67.0 million for the quarter ended September 30, 2011, from $66.7 million for the quarter ended September 30, 2010. This increase was primarily attributable to a decrease in the cost of deposits which was nearly offset by a decrease in the yield earned on loans receivable.  Interest expense on deposits decreased by $2.8 million, or 15.8%, to $15.0 million as a result of a decrease in market interest rates and the continued change in the mix of deposits. Lower-cost transaction and savings accounts grew by $106.2 million, or 3.9%, while higher-cost time deposit accounts decreased by $126.4 million, or 5.1% during the current year.  Interest income on loans receivable decreased by $2.8 million, or 3.4%, to $80.6 million as a result of the re-pricing of adjustable rate loans and increased competition for quality lending opportunities.

The provision for loan losses decreased by $1.8 million, or 18.4%, to $8.1 million for the quarter ended September 30, 2011, from $9.9 million a year ago.  As of September 30, 2011, the allowance for loan losses was $73.2 million, or 1.33% of total loans, compared to $77.2 million, or 1.38% of total loans, as of September 30, 2010. Net loan charge-offs were $10.3 million for the current quarter compared to $8.0 million in the previous year and $9.4 million in the previous quarter. Loans 90 days or more delinquent were $112.2 million as of September 30, 2011, compared to $103.5 million as of September 30, 2010 and $115.8 million as of June 30, 2011.

Noninterest income increased by $682,000, or 4.9%, to $14.5 million for the quarter ended September 30, 2011, from $13.8 million for the quarter ended September 30, 2010. Income from bank owned life insurance increased by $726,000, or 59.9%, to $1.9 million for the quarter ended September 30, 2011, from $1.2 million for the same quarter last year. This increase is the result of the death benefits received on two policies. Losses on real estate owned decreased by $674,000, or 33.5%, to $1.3 million for the quarter ended September 30, 2011, from $2.0 million for the quarter ended September 30, 2010. The loss in the current quarter is the result of further write-downs on properties in Florida and Central Pennsylvania. Trust and other financial services income and insurance commission income increased by $463,000, or 28.9%, and $403,000, or 28.9%, respectively, for the quarter ended September 30, 2011. Partially offsetting these increases was a decrease in service charges and fees of $1.3 million, or 13.5%, to $8.5 million for the quarter ended September 30, 2011. This decrease was primarily the result of lower deposit overdraft revenue.

Noninterest expense increased by $875,000, or 1.8%, to $49.9 million for the quarter ended September 30, 2011, from $49.0 million for the quarter ended September 30, 2010.  This increase is primarily a result of increases in compensation and employee benefits of $1.4 million, or 5.9%, to $26.0 million for the quarter ended September 30, 2011.  This increase is attributable to an increase in health insurance and other employee benefits expense and an increase of 47 full-time equivalent employees when compared to September 30, 2010.  The increase in personnel occurred primarily in the areas of commercial lending, loan servicing and regulatory compliance. Partially offsetting these increases were decreases in office operations expense and federal deposit insurance premiums. Office operations expense decreased by $1.3 million, to $3.2 million for the quarter ended September 30, 2011 which was attributable to a check kiting fraud suffered during the quarter ended September 30, 2010.  Federal deposit insurance premiums decreased $1.0 million, or 42.8%, to $1.4 million for the quarter ended September 30, 2011 from the previous year due to a change in the assessment formula, which now calculates premiums based on assets rather than deposits.

Net income for the nine-month period ended September 30, 2011 of $49.0 million, or $0.48 per diluted share, represents an increase in income of $4.2 million, or 9.4% and $0.07 per diluted share when compared to the previous year.  The annualized returns on average shareholders’ equity and average assets were 5.25% and 0.81%, respectively, for the current nine-month period compared to 4.57% and 0.74%, respectively, in the prior year.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank.  Founded in 1896, Northwest Savings Bank is a full-service financial institution offering a complete line of business and personal banking products as well as benefits and wealth management services. Northwest operates 169 community banking offices in Pennsylvania, New York, Ohio and Maryland and 52 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market.  Additional information regarding Northwest Bancshares, Inc. can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	(Unaudited)
	September 30,	December 31,
	2011	2010
Assets
Cash and cash equivalents	$90,493	40,708
Interest-earning deposits in other financial institutions	579,915	677,771
Federal funds sold and other short-term investments	633	632
Marketable securities available-for-sale (amortized cost of $949,789 and $945,571)	971,543	950,463
Marketable securities held-to-maturity (fair value of $274,803 and $354,126)	268,517	357,922
Total cash, interest-earning deposits and marketable securities	1,911,101	2,027,496

Loans held for sale	926	11,376
Residential mortgage loans	2,349,196	2,386,928
Home equity loans	1,094,609	1,092,606
Other consumer loans	246,188	259,123
Commercial real estate loans	1,420,504	1,350,319
Commercial loans	406,885	433,653
Total loans receivable	5,518,308	5,534,005
Allowance for loan losses	(73,208)	(76,412)
Loans receivable, net	5,445,100	5,457,593

Federal Home Loan Bank stock, at cost	51,511	60,080
Accrued interest receivable	25,745	26,216
Real estate owned, net	20,648	20,780
Premises and Equipment, net	126,047	128,101
Bank owned life insurance	133,081	132,237
Goodwill	171,882	171,882
Other intangible assets	2,497	3,942
Other assets	101,731	119,828
Total assets	$7,989,343	8,148,155

Liabilities and Shareholders' equity
Liabilities
Noninterest-bearing demand deposits	$643,920	575,281
Interest-bearing demand deposits	819,796	782,257
Savings deposits	2,017,563	1,948,882
Time deposits	2,331,471	2,457,916
Total deposits	5,812,750	5,764,336
Borrowed funds	828,674	891,293
Advances by borrowers for taxes and insurance	12,080	22,868
Accrued interest payable	1,072	1,716
Other liabilities	64,896	57,398
Junior subordinated debentures	103,094	103,094
Total liabilities	6,822,566	6,840,705

Shareholders' equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized, 97,576,368 shares and 110,295,117 shares issued, respectively	976	1,103
Paid-in-capital	659,432	824,164
Retained earnings	538,882	523,089
Unallocated common stock of Employee Stock Ownership Plan	(26,258)	(27,409)
Accumulated other comprehensive loss	(6,255)	(13,497)
Total shareholders' equity	1,166,777	1,307,450
Total liabilities and shareholders' equity	$7,989,343	8,148,155

Equity to assets	14.60%	16.05%
Tangible common equity to assets	12.70%	14.19%
Book value per share	$11.96	$11.85
Tangible book value per share	$10.17	$10.26
Closing market price per share	$11.91	$11.78
Full time equivalent employees	1,926	1,881
Number of banking offices	169	171

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income - Unaudited
(Dollars in thousands, except per share amounts)

	Three months ended
	September 30,		June 30,
	2011	2010	2011
Interest income:
Loans receivable	$80,562	83,372	79,993
Mortgage-backed securities	5,544	6,534	6,073
Taxable investment securities	684	489	594
Tax-free investment securities	2,848	3,090	2,992
Interest-earning deposits	393	524	489
Total interest income	90,031	94,009	90,141

Interest expense:
Deposits	14,958	17,772	15,473
Borrowed funds	8,061	9,587	7,989
Total interest expense	23,019	27,359	23,462

Net interest income	67,012	66,650	66,679
Provision for loan losses	8,057	9,871	8,367
Net interest income after provision for loan losses	58,955	56,779	58,312

Noninterest income:
Impairment losses on securities	-	(1,830)	(577)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	-	1,438	70
Net impairment losses	-	(392)	(507)
Gain on sale of investments, net	152	17	45
Service charges and fees	8,499	9,821	9,321
Trust and other financial services income	2,063	1,600	2,185
Insurance commission income	1,796	1,393	1,790
Loss on real estate owned, net	(1,340)	(2,014)	(593)
Income from bank owned life insurance	1,938	1,212	1,716
Mortgage banking income	400	752	290
Other operating income	1,002	1,439	1,015
Total noninterest income	14,510	13,828	15,262

Noninterest expense:
Compensation and employee benefits	26,004	24,565	29,658
Premises and occupancy costs	5,658	5,648	5,650
Office operations	3,209	4,460	3,255
Processing expenses	5,896	5,863	5,687
Marketing expenses	2,788	2,208	2,108
Federal deposit insurance premiums	1,386	2,424	2,355
Professional services	1,238	1,126	1,289
Amortization of intangible assets	475	725	479
Real estate owned expense	483	654	249
Other expense	2,786	1,375	1,760
Total noninterest expense	49,923	49,048	52,490

Income before income taxes	23,542	21,559	21,084
Income tax expense	6,822	6,068	6,081

Net income	$16,720	15,491	15,003

Basic earnings per share	$0.17	$0.14	$0.15

Diluted earnings per share	$0.17	$0.14	$0.15

Annualized return on average equity	5.62%	4.72%	4.81%
Annualized return on average assets	0.83%	0.76%	0.74%

Basic common shares outstanding	96,918,016	108,340,566	102,216,892
Diluted common shares outstanding	97,124,328	108,914,069	102,536,202

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income - Unaudited
(Dollars in thousands, except per share amounts)

	Nine months ended
	September 30,
	2011	2010
Interest income:
Loans receivable	$241,012	245,852
Mortgage-backed securities	18,373	19,385
Taxable investment securities	1,676	2,086
Tax-free investment securities	8,914	8,627
Interest-earning deposits	1,289	1,601
Total interest income	271,264	277,551

Interest expense:
Deposits	46,494	58,149
Borrowed funds	24,039	28,991
Total interest expense	70,533	87,140

Net interest income	200,731	190,411
Provision for loan losses	23,668	26,568
Net interest income after provision for loan losses	177,063	163,843

Noninterest income:
Impairment losses on securities	(577)	(1,994)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	70	1,287
Net impairment losses	(507)	(707)
Gain on sale of investments, net	201	2,194
Service charges and fees	26,748	28,625
Trust and other financial services income	6,158	5,345
Insurance commission income	4,966	3,828
Loss on real estate owned, net	(1,960)	(2,293)
Income from bank owned life insurance	4,820	3,852
Mortgage banking income	887	773
Other operating income	2,785	3,613
Total noninterest income	44,098	45,230

Noninterest expense:
Compensation and employee benefits	81,161	75,381
Premises and occupancy costs	17,499	16,990
Office operations	9,564	10,631
Processing expenses	17,350	17,111
Marketing expenses	6,855	6,945
Federal deposit insurance premiums	6,168	6,720
Professional services	3,783	2,437
Amortization of intangible assets	1,445	2,266
Real estate owned expense	1,163	2,265
Other expense	6,803	5,063
Total noninterest expense	151,791	145,809

Income before income taxes	69,370	63,264
Income tax expense	20,394	18,479

Net income	$48,976	44,785

Basic earnings per share	$0.48	$0.41

Diluted earnings per share	$0.48	$0.41

Annualized return on average equity	5.25%	4.57%
Annualized return on average assets	0.81%	0.74%

Basic common shares outstanding	101,866,461	108,299,515
Diluted common shares outstanding	102,268,927	108,959,585

Northwest Bancshares, Inc. and Subsidiaries
Asset quality
(Dollars in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Allowance for loan losses
Beginning balance	$75,455	$75,417	76,412	70,403
Provision	8,057	9,871	23,668	26,568
Charge-offs residential mortgage	(634)	(672)	(2,668)	(1,947)
Charge-offs home equity	(588)	(1,237)	(3,736)	(2,958)
Charge-offs other consumer	(1,307)	(1,813)	(3,816)	(4,747)
Charge-offs commercial real estate	(3,675)	(3,488)	(8,220)	(6,623)
Charge-offs commercial	(4,791)	(1,323)	(10,706)	(4,940)
Recoveries	691	490	2,274	1,489
Ending balance	$73,208	$77,245	73,208	77,245

Net charge-offs to average loans, annualized	0.75%	0.58%	0.65%	0.48%

	September 30,	June 30,	September 30,	December 31,
	2011	2011	2010	2010
Nonperforming loans	$161,375	$161,115	$151,217	148,391
Real estate owned, net	20,648	21,389	22,998	20,780
Nonperforming assets	$182,023	$182,504	$174,215	169,171

Nonperforming loans to total loans	2.92%	2.94%	2.70%	2.68%

Nonperforming assets to total assets	2.28%	2.26%	2.14%	2.08%

Allowance for loan losses to total loans	1.33%	1.37%	1.38%	1.38%

Allowance for loan losses to nonperforming loans	45.37%	46.83%	51.08%	51.49%

Northwest Bancshares, Inc. and Subsidiaries
Non-accrual loans delinquency
(Dollars in thousands)

	September 30, 2011	June 30, 2011	September 30, 2010	December 31, 2010

Non-accrual loans current:
Residential mortgage loans	$-	-	-	-
Home equity loans	-	-	-	-
Other consumer loans	-	-	-	-
Commercial real estate loans	17,296	13,572	14,313	7,378
Commercial loans	20,534	26,542	22,335	23,317
Total non-accrual loans current	$37,830	40,114	36,648	30,695

Non-accrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$-	-	-	-
Home equity loans	-	-	-	-
Other consumer loans	-	-	-	-
Commercial real estate loans	5,557	2,809	1,470	4,039
Commercial loans	1,238	312	1,052	1,465
Total non-accrual loans delinquent 30 days to 59 days	$6,795	3,121	2,522	5,504

Non-accrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$-	-	-	-
Home equity loans	-	-	-	-
Other consumer loans	-	-	-	-
Commercial real estate loans	2,052	1,385	8,120	10,923
Commercial loans	2,471	693	403	848
Total non-accrual loans delinquent 60 days to 89 days	$4,523	2,078	8,523	11,771

Non-accrual loans delinquent 90 days or more:
Residential mortgage loans	$31,705	30,594	27,370	29,751
Home equity loans	9,340	9,069	9,231	10,263
Other consumer loans	2,117	1,825	2,887	2,565
Commercial real estate loans	50,395	55,512	41,605	44,965
Commercial loans	18,670	18,802	22,431	12,877
Total non- accrual loans delinquent 90 days or more	$112,227	115,802	103,524	100,421

Total non-accrual loans	$161,375	161,115	151,217	148,391

Northwest Bancshares, Inc. and Subsidiaries
Delinquency
(Dollars in thousands)

Loans delinquency schedule
(Number of loans and dollar amount of loans)
	September 30,			June 30,			September 30,			December 31,
	2011		*	2011		*	2010		*	2010		*
Loans delinquent 30 days to 59 days:
Residential mortgage loans	73	$3,724	0.2%	84	$4,627	0.2%	86	$6,605	0.3%	427	$35,329	1.5%
Home equity loans	178	7,125	0.7%	174	5,763	0.5%	173	6,205	0.6%	230	7,317	0.7%
Other consumer loans	857	4,189	1.7%	825	3,816	1.5%	831	3,760	1.4%	1,008	5,318	2.1%
Commercial real estate loans	57	10,489	0.7%	58	7,902	0.6%	76	12,445	0.9%	82	16,287	1.2%
Commercial loans	40	2,690	0.7%	40	2,264	0.5%	55	5,130	1.3%	48	6,590	1.5%
Total loans delinquent 30 days to 59 days	1,205	$28,217	0.5%	1,181	$24,372	0.4%	1,221	$34,145	0.6%	1,795	$70,841	1.3%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	85	$7,430	0.3%	84	$8,044	0.3%	74	$6,476	0.3%	106	$9,848	0.4%
Home equity loans	45	1,547	0.1%	60	2,602	0.2%	44	2,148	0.2%	81	3,249	0.3%
Other consumer loans	331	1,337	0.5%	349	1,195	0.5%	371	1,560	0.6%	356	1,331	0.5%
Commercial real estate loans	19	2,471	0.2%	23	3,348	0.2%	36	12,358	0.9%	39	14,365	1.1%
Commercial loans	29	4,466	1.1%	22	3,887	0.9%	36	2,304	0.6%	9	1,678	0.4%
Total loans delinquent 60 days to 89 days	509	$17,251	0.3%	538	$19,076	0.3%	561	$24,846	0.4%	591	$30,471	0.6%

Loans delinquent 90 days or more:
Residential mortgage loans	274	$31,705	1.3%	268	$30,594	1.3%	243	$27,370	1.1%	275	$29,751	1.2%
Home equity loans	171	9,340	0.9%	173	9,069	0.8%	177	9,231	0.8%	190	10,263	0.9%
Other consumer loans	407	2,117	0.9%	314	1,825	0.7%	431	2,887	1.1%	374	2,565	1.0%
Commercial real estate loans	142	50,395	3.5%	151	55,512	4.0%	186	41,605	3.1%	181	44,965	3.3%
Commercial loans	46	18,670	4.6%	55	18,802	4.3%	104	22,431	5.6%	111	12,877	3.0%
Total loans delinquent 90 days or more	1,040	$112,227	2.0%	961	$115,802	2.1%	1,141	$103,524	1.9%	1,131	$100,421	1.8%

Total loans delinquent	2,754	$157,695	2.8%	2,680	$159,250	2.8%	2,923	$162,515	2.9%	3,517	$201,733	3.7%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of loan portfolio by geographic location as of September 30, 2011
(Dollars in thousands)

Loans outstanding:

	Mortgage	(1)	Home equity	(2)	Other consumer	(3)	Commercial real estate loans	(4)	Commercial loans	(5)	Total	(6)

Pennsylvania	$1,923,966	81.9%	935,015	85.4%	224,753	91.2%	854,125	60.1%	258,406	63.6%	4,196,265	76.1%
New York	157,589	6.7%	103,656	9.5%	11,002	4.5%	331,802	23.4%	59,079	14.5%	663,128	12.0%
Ohio	20,256	0.9%	11,799	1.1%	2,768	1.1%	34,203	2.4%	9,050	2.2%	78,076	1.4%
Maryland	174,977	7.4%	34,013	3.1%	1,409	0.6%	117,844	8.3%	23,177	5.7%	351,420	6.4%
Florida	29,037	1.2%	8,277	0.7%	1,673	0.7%	45,193	3.2%	17,585	4.3%	101,765	1.8%
All Other	44,297	1.9%	1,849	0.2%	4,583	1.9%	37,337	2.6%	39,588	9.7%	127,654	2.3%
Total	$2,350,122	100.0%	1,094,609	100.0%	246,188	100.0%	1,420,504	100.0%	406,885	100.0%	5,518,308	100.0%

(1) - Percentage of total mortgage loans
(2) - Percentage of total home equity loans
(3) - Percentage of total consumer loans
(4) - Percentage of total commercial real estate loans
(5) - Percentage of total commercial loans
(6) - Percentage of total loans

Loans 90 days or more past due:

	Mortgage	(7)	Home equity	(8)	Other consumer	(9)	Commercial real estate loans	(10)	Commercial loans	(11)	Total	(12)

Pennsylvania	$19,475	1.0%	6,384	0.7%	2,025	0.9%	22,032	2.6%	6,035	2.3%	55,951	1.3%
New York	1,026	0.7%	744	0.7%	70	0.6%	7,472	2.3%	8,949	15.1%	18,261	2.8%
Ohio	237	1.2%	69	0.6%	3	0.1%	-	0.0%	-	0.0%	309	0.4%
Maryland	4,615	2.6%	1,673	4.9%	-	0.0%	7,718	6.5%	596	2.6%	14,602	4.2%
Florida	5,422	18.7%	433	5.2%	19	1.1%	5,964	13.2%	2,865	16.3%	14,703	14.4%
All Other	930	2.1%	37	2.0%	-	0.0%	7,209	19.3%	225	0.6%	8,401	6.6%
Total	$31,705	1.3%	9,340	0.9%	2,117	0.9%	50,395	3.5%	18,670	4.6%	112,227	2.0%

(7) - Percentage of total mortgage loans in that geographic area
(8) - Percentage of total home equity loans in that geographic area
(9) - Percentage of total consumer loans in that geographic area
(10) - Percentage of total commercial real estate loans in that geographic area
(11) - Percentage of total commercial loans in that geographic area
(12) - Percentage of total loans in that geographic area

Northwest Bancshares, Inc. and Subsidiaries
Investment portfolio
(Dollars in thousands)

Marketable securities available-for-sale as of September 30, 2011:
		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Debt issued by the U.S. government and agencies:
Due in one year or less	$61	-	(1)	60

Debt issued by government sponsored enterprises:
Due in one year or less	1,997	19	-	2,016
Due in one year - five years	54,298	271	-	54,569
Due in five years - ten years	29,898	654	(44)	30,508
Due after ten years	9,953	-	(34)	9,919

Equity securities	9,200	667	(325)	9,542

Municipal securities:
Due in one year or less	460	1	-	461
Due in one year - five years	8,049	281	-	8,330
Due in five years - ten years	30,712	1,303	-	32,015
Due after ten years	143,519	4,015	(321)	147,213

Corporate trust preferred securities:
Due in one year or less	500	-	-	500
Due after ten years	25,362	349	(4,845)	20,866

Mortgage-backed securities:
Fixed rate pass-through	108,335	8,514	-	116,849
Variable rate pass-through	141,591	6,995	(4)	148,582
Fixed rate non-agency CMO	10,544	191	(907)	9,828
Fixed rate agency CMO	125,821	3,292	-	129,113
Variable rate non-agency CMO	1,389	-	(109)	1,280
Variable rate agency CMO	248,100	1,964	(172)	249,892

Total mortgage-backed securities	635,780	20,956	(1,192)	655,544

Total marketable securities available-for-sale	$949,789	28,516	(6,762)	971,543

Marketable securities held-to-maturity as of September 30, 2011:
		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value

Municipal securities:
Due in five years - ten years	$2,084	66	-	2,150
Due after ten years	74,604	1,855	-	76,459

Mortgage-backed securities:
Fixed rate pass-through	26,421	1,153	-	27,574
Variable rate pass-through	9,356	66	-	9,422
Fixed rate agency CMO	139,390	2,860	-	142,250
Variable rate agency CMO	16,662	286	-	16,948

Total mortgage-backed securities	191,829	4,365	-	196,194

Total marketable securities held-to-maturity	$268,517	6,286	-	274,803

Issuers of mortgage-backed securities as of September 30, 2011:
Fannie Mae	$318,491	11,918	(84)	330,325
Ginnie Mae	172,840	3,916	(8)	176,748
Freddie Mac	304,033	9,296	(70)	313,259
SBA	19,581	-	(14)	19,567
Non-agency	12,664	191	(1,016)	11,839
Total	$827,609	25,321	(1,192)	851,738

Northwest Bancshares, Inc. and Subsidiaries
Municipal Securities Portfolio
(Dollars in thousands)

	Book	As a %
	Value	of Book
	9/30/2011	Value
Municipal securities by state:
Pennsylvania
School districts	$121,521	46.8%
General obligations	48,242	18.6%
Revenue bonds	12,959	5.0%
Total Pennsylvania	182,722	70.4%
New York	33,672	13.0%
Ohio	6,427	2.5%
All other states	36,607	14.1%
	$259,428

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Three months ended September 30,
	2011				2010
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,490,795		81,025	5.86%	5,569,014		83,753	6.00%
Mortgage-backed securities (c)	857,898		5,544	2.58%	853,714		6,534	3.06%
Investment securities (c) (d)	412,927		5,066	4.91%	378,145		5,243	5.55%
FHLB stock	52,336		-	-	63,242		-	-
Other interest-earning deposits	652,958		393	0.24%	706,829		524	0.29%

Total interest-earning assets	7,466,914		92,028	4.90%	7,570,944		96,054	5.06%

Noninterest earning assets (e)	560,951				591,977

Total assets	$8,027,865				8,162,921

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,081,721		1,157	0.42%	$1,071,708		2,203	0.82%
Interest-bearing demand accounts	798,424		244	0.12%	778,597		244	0.12%
Money market accounts	950,113		1,016	0.42%	903,278		1,301	0.57%
Certificate accounts	2,338,436		12,541	2.13%	2,446,317		14,024	2.27%
Borrowed funds (f)	840,560		6,625	3.13%	898,618		8,150	3.60%
Junior subordinated debentures	103,094		1,436	5.45%	103,094		1,437	5.45%

Total interest-bearing liabilities	6,112,348		23,019	1.49%	6,201,612		27,359	1.75%

Noninterest bearing liabilities	726,173				648,905

Total liabilities	6,838,521				6,850,517

Shareholders' equity	1,189,344				1,312,404

Total liabilities and shareholders' equity	$8,027,865				8,162,921

Net interest income/ Interest rate spread			69,009	3.41%			68,695	3.31%

Net interest-earning assets/ Net interest margin	$1,354,566			3.70%	1,369,332			3.63%

Ratio of interest-earning assets to interest-bearing liabilities	1.22	X			1.22	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Nine months ended September 30,
	2011				2010
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,496,988		242,262	5.87%	5,461,244		246,941	6.05%
Mortgage-backed securities (c)	900,414		18,373	2.72%	794,691		19,385	3.25%
Investment securities (c) (d)	387,034		15,390	5.30%	371,587		15,358	5.51%
FHLB stock	55,403		-	-	63,242		-	-
Other interest-earning deposits	681,464		1,289	0.25%	833,157		1,601	0.25%

Total interest-earning assets	7,521,303		277,314	4.91%	7,523,921		283,285	5.04%

Noninterest earning assets (e)	570,231				577,252

Total assets	$8,091,534				$8,101,173

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,079,718		3,861	0.48%	1,022,259		6,472	0.85%
Interest-bearing demand accounts	795,183		722	0.12%	772,584		962	0.17%
Money market accounts	932,617		3,231	0.46%	881,983		4,768	0.72%
Certificate accounts	2,380,466		38,680	2.17%	2,492,344		45,947	2.46%
Borrowed funds (f)	843,366		19,778	3.14%	898,320		24,728	3.68%
Junior subordinated debentures	103,094		4,261	5.45%	103,094		4,263	5.45%

Total interest-bearing liabilities	6,134,444		70,533	1.54%	6,170,584		87,140	1.89%

Noninterest bearing liabilities	712,678				623,875

Total liabilities	6,847,122				6,794,459

Shareholders' equity	1,244,412				1,306,714

Total liabilities and shareholders' equity	$8,091,534				8,101,173

Net interest income/ Interest rate spread			206,781	3.37%			196,145	3.15%

Net interest-earning assets/ Net interest margin	$1,386,859			3.67%	1,353,337			3.48%

Ratio of interest-earning assets to interest-bearing liabilities	1.23	X			1.22	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Three months ended				Three months ended
	September 30, 2011				June 30, 2011
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,490,795		81,025	5.86%	5,484,194		80,389	5.86%
Mortgage-backed securities (c)	857,898		5,544	2.58%	917,748		6,073	2.65%
Investment securities (c) (d)	412,927		5,066	4.91%	392,963		5,196	5.29%
FHLB stock	52,336		-	-	55,100		-	-
Other interest-earning deposits	652,958		393	0.24%	705,568		489	0.27%

Total interest-earning assets	7,466,914		92,028	4.90%	7,555,573		92,147	4.87%

Noninterest earning assets (e)	560,951				556,085

Total assets	$8,027,865				8,111,658

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,081,721		1,157	0.42%	1,093,539		1,275	0.47%
Interest-bearing demand accounts	798,424		244	0.12%	813,179		246	0.12%
Money market accounts	950,113		1,016	0.42%	933,288		1,059	0.46%
Certificate accounts	2,338,436		12,541	2.13%	2,372,039		12,893	2.18%
Borrowed funds (f)	840,560		6,625	3.13%	841,835		6,569	3.13%
Junior subordinated debentures	103,094		1,436	5.45%	103,094		1,420	5.45%

Total interest-bearing liabilities	6,112,348		23,019	1.49%	6,156,974		23,462	1.53%

Noninterest bearing liabilities	726,173				708,310

Total liabilities	6,838,521				6,865,284

Shareholders' equity	1,189,344				1,246,374

Total liabilities and shareholders' equity	$8,027,865				8,111,658

Net interest income/ Interest rate spread			69,009	3.41%			68,685	3.34%

Net interest-earning assets/ Net interest margin	$1,354,566			3.70%	1,398,599			3.64%

Ratio of interest-earning assets to interest-bearing liabilities	1.22	X			1.23	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.